EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

Parnassus Funds and the Parnassus Income Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Jerome L. Dodson and Marc C. Mahon, President and Principal Financial Officer respectively of the Parnassus Funds and the Parnassus Income Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Annual Report on Form N-CSR for the year ended December 31, 2016 (the “Report”).

We hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2017	/s/ Jerome L. Dodson
Jerome L. Dodson
President

Date: February 10, 2017	/s/ Marc C. Mahon
Marc C. Mahon
Principal Financial Officer